Exhibit 99.1

     NetManage Reports Financial Results for Second Quarter 2005;
  Seventh Consecutive Quarter of Operational Profitability and Fifth
                  Consecutive Quarter of Net Income

   CUPERTINO, Calif.--(BUSINESS WIRE)--July 25, 2005--NetManage, Inc. (NASDAQ:NETM), a leading software company that provides solutions for accessing, Web enabling and integrating enterprise information systems, today reported financial results for the second quarter ended June 30, 2005.
   Net revenues for the second quarter of 2005 were $10.7 million, compared to net revenues of $11.0 million for the second quarter of 2004. Net income for the second quarter was $695,000, or $0.07 per diluted share, compared to net income in the second quarter of 2004 of $257,000, or $0.03 per diluted share.
   For the six months ended June 30, 2005, net revenues were $22.8 million, compared to net revenues of $22.9 million for the same period of 2004. Net income for the six months ended June 30, 2005 was $1.5 million, or $0.15 per diluted share, compared to a net loss for the six months ended June 30, 2004 of $174,000, or $0.02 per share.
   Cash and cash equivalents were $24.3 million as of June 30, 2005.

   Management Commentary

   "Despite a seasonally challenging period for the software industry marked by cautious IT spending, we maintained operational profitability for our seventh consecutive quarter," said Zvi Alon, chairman, president and CEO of NetManage. "We recorded sequential growth in Librados product sales and we had success cross-selling our products, securing our first OnWeb and Librados adapter order."
   "We continued to add new OnWeb customers during the quarter, growing the number of customers that are benefiting from a proven Web-based solution that helps them quickly leverage their large investment in enterprise systems. We continue to expand our solutions and enhance their ease of use to help our customers maximize their return on their investment, and we expect continued progress across our business initiatives in the second half of 2005," concluded Mr. Alon.

   Customer Wins

   Leading organizations around the world continue to choose
NetManage solutions to integrate and leverage their core business investments. During the quarter, NetManage secured business from Adobe Systems, Lear Corporation, Kraft Foods, Cincinnati Bell, Xerox Corporation, Royal Bank of Scotland, Levi Strauss, AXA Ireland, Sysco Corporation, Liberty Mutual, Royal Bank of Canada, Maryland Department of Transport and Wickes Furniture Company, among others.

   Recent Operational Highlights

   -- The Company expanded the Librados JCA Plus Adapters' data integration capabilities with the release of the Java plug-in for Librados Adapters. This enables NetManage's enterprise customers to further reduce implementation cycles.

   -- The Librados business grew, with new and repeat business with customers, including: Versata, LaborLogix, Embarcadero
        Technologies, and Adobe Systems, among others.

   -- NetManage celebrated its 15th year in business marked by a number of new product offerings. With last year's acquisition of Librados, recent upgrades to the company's flagship products, RUMBA and OnWeb, and the introduction of OnWeb Mobile, NetManage continues to provide innovative solutions for the Service-Oriented Architecture, or SOA, marketplace.

   Conference Call Information

   The Company has scheduled a conference call to review the results at 1:30 p.m. PT (4:30 p.m. ET) on Monday, July 25, 2005. The call will be broadcast live via the Investors section on the NetManage Web site, www.netmanage.com/investors or by dialing 719-457-2680 and entering pass code 9027024. A playback of the conference call will be available until July 31, 2005, on the NetManage investor relations Web site or by dialing 719-457-0820 and entering the pass code 9027024.
   NetManage will furnish this press release to the Securities and Exchange Commission on Form 8-K and will post this release in the Investors section of its Web site prior to its conference call.

   About NetManage

   NetManage, Inc. (NASDAQ:NETM) specializes in solutions for accessing, Web enabling, and integrating enterprise information systems. More than 10,000 customers worldwide, including 480 of the Fortune 500, have chosen NetManage for mission critical application integration. For more information, visit www.netmanage.com.

   (C) 2005 NetManage, Inc., its subsidiaries, and its affiliates. All rights reserved.

   NetManage, the NetManage logo, the lizard-in-the-box logo, RUMBA, ONESTEP, ViewNow, SupportNow, Librados, and OnWeb are either trademarks or registered trademarks of NetManage, Inc., its subsidiaries, and affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

   This press release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties, including statements regarding improvement in the Company's competitive position, improvement in financial results and business pipeline, the Company's positioning in its market, and the progress and benefits of the Company's execution on its business plan. The Company's actual results could differ materially from the results discussed in the forward-looking statements. The factors that could cause or contribute to such differences include, among others, that competitive pressures continue to increase, that the markets for the Company's products could grow more slowly than the Company or market analysts believe, that the Company is unable to integrate or take advantage of its acquisitions successfully, or that the Company will not be able to take advantage of growth in the Company's target markets. Additional information on these and other risk factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K, Forms 10-Q, Forms 8-K and other documents filed with the Securities and Exchange Commission.

                            NETMANAGE, INC.
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                            (In thousands)
                              (Unaudited)

                                               June 30,   December 31,
                                                 2005         2004
                                              ----------- ------------

         Assets
Cash, cash equivalents and short-term
  investments                                   $ 24,318     $ 19,789
Accounts receivable, net                           6,248       15,780
Prepaid expenses and other current assets          1,388        2,608
                                              ----------- ------------

    Total current assets                          31,954       38,177

Property and equipment, net                        3,002        3,230
Goodwill                                           3,667        3,667
Other intangibles, net                             2,007        2,376
Other assets                                          59          384
                                              ----------- ------------

       Total assets                             $ 40,689     $ 47,834
                                              =========== ============

         Liabilities and Stockholders' Equity
Current liabilities                             $  6,517     $ 10,800
Current deferred revenue                          13,188       17,517
                                              ----------- ------------
    Total current liabilities                     19,705       28,317

Long-term liabilities                                706          786
Long-term deferred revenue                         1,100        1,757
                                              ----------- ------------
    Total long-term liabilities                    1,806        2,543
                                              ----------- ------------
       Total liabilities                          21,511       30,860

Stockholders' equity                              19,178       16,974
                                              ----------- ------------

       Total liabilities and stockholders'
        equity                                  $ 40,689     $ 47,834
                                              =========== ============



                            NETMANAGE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF
                              OPERATIONS
               (In thousands, except per share amounts)
                              (Unaudited)

                                     Three months    Six months ended
                                     ended June 30,       June 30,
                                     2005     2004     2005     2004
                                    ------- -------- -------- --------

Net revenues:
  License fees                     $ 3,807  $ 3,967  $ 9,129  $ 8,757
  Services                           6,856    7,029   13,658   14,119
                                   -------- -------- -------- --------

Total net revenues                  10,663   10,996   22,787   22,876
                                   -------- -------- -------- --------

Cost of revenues:
  License fees                         292      350      618      746
  Services                             808      883    1,646    1,797
  Amortization of intangible assets     70      334      140      587
                                   -------- -------- -------- --------
Total cost of revenues               1,170    1,567    2,404    3,130
                                   -------- -------- -------- --------

Gross margin                         9,493    9,429   20,383   19,746
                                   -------- -------- -------- --------

Operating expenses:
  Research and development           1,793    1,740    3,730    3,525
  Sales and marketing                5,280    5,200   10,919   10,741
  General and administrative         2,150    2,194    4,588    5,060
  Restructuring charge                (165)      29      (92)    (138)
  Amortization of intangible assets    115      149      230      299
                                   -------- -------- -------- --------

Total operating expenses             9,173    9,312   19,375   19,487
                                   -------- -------- -------- --------

Income from operations                 320      117    1,008      259

Interest income and other, net         196      (17)     262       32
Gain on sale of investments             33        -       33        -
Foreign currency transaction gains
 (losses)                             (246)     213     (175)    (359)
                                   -------- -------- -------- --------

Income (loss) before provision for
 income taxes                          303      313    1,128      (68)

Provision (benefit) for income
 taxes                                (392)      56     (375)     106
                                   -------- -------- -------- --------

Net income (loss)                  $   695  $   257  $ 1,503  $  (174)
                                   ======== ======== ======== ========

Net income (loss) per share:
             Basic                 $  0.07  $ 0.03   $ 0.16   $ (0.02)
             Diluted               $  0.07  $ 0.03   $ 0.15   $ (0.02)

Weighted average common share
  and equivalent:
             Basic                   9,301    8,868    9,261    8,817
             Diluted                 9,705    9,469    9,705    8,817

    CONTACT: The Blueshirt Group
             Alex Wellins, 415-217-7722
             alex@blueshirtgroup.com
             Brinlea Johnson, 415-217-7722
             brinlea@blueshirtgroup.com